UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2006

uBid.com Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

000-50995	52-3272260
(Commission	(I.R.S. Employer
File No.)	Identification No.)

8550 West Bryn Mawr, Suite 200, Chicago, Illinois	60631
(Address of principal executive offices)	(Zip Code)

(773) 272-5000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 18, 2006, the management of uBid.com Holdings, Inc. ("uBid" or the "Company"), after consultation with its independent registered public accounting firm, determined that the Company should make certain adjustments to its financial statements as reported in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the United States Securities and Exchange Commission (the “SEC”) on March 28, 2006. The adjustments relate to the accounting treatment and related disclosures of redeemable shares issued to Petters Group, a related party, as part of our private placement that occurred on December 29, 2005, and are being made in response to comments to the Company's amended registration statement filed on Form S-1/A made by the SEC and received by the Company on April 11, 2006.

In the first closing of the Company's private placement offering on December 29, 2005, the Company sold 10,000,003 "Units," with each Unit consisting of one share of common stock and a ¼ warrant. A total of 3,444,444 of the Units were sold in exchange for previously outstanding debt of $15,500,000. Of those 3,444,444 Units, 2,333,333 Units were sold to Petters Group, which controlled 70% of the voting power of uBid.com prior to its merger with Cape Coastal Trading Corporation, and immediately following the merger controlled 45% of the voting power of the combined company. The 2,333,333 Units were sold in exchange for consideration of $10,500,000 of debt cancelled by the Petters Group. The other 1,111,111 Units were sold to unrelated third parties in exchange for consideration of $5,000,000 of debt. Each of the 1,111,111 Units sold to unrelated third parties included a perpetual share of the Company's common stock plus a ¼ warrant. Of the 2,333,333 Units sold to the Petters Group, 2,222,224 Units included redeemable shares of common stock plus ¼ warrants and 111,109 units included perpetual shares of common stock and ¼ warrants.

The 2,333,333 Units sold to the Petters Group that included 2,222,224 redeemable shares of common stock were sold for consideration of $10,500,000 of previously outstanding debt. These Units had originally been valued at the common stock’s redemption price of $4.50 per share, with no gain or loss recorded on the exchange. Upon further analysis, the Company has determined that the value of these Units needs to be increased to include the value of the ¼ warrants, which the Company has determined to be $0.52 per share, using the Black-Scholes model and appropriate assumptions. Based on the increased value of these Units, the Company has determined that it incurred a loss on the exchange in the amount of $1,155,556. The Company's restated financial statements will reflect this loss as a capital transaction in accordance with the guidance regarding extinguishment of debt between related parties in APB 26, Early Extinguishment of Debt.

The effect of this adjustment will be an increase in the loss available to common shareholders in the amount of $1,150,000 and an increase to basic and diluted net loss per share from $3.45 to $3.88 per share.

Following the filing of this Current Report on Form 8-K, the Company will file a Form 10-K/A (Amendment No. 1) to its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, reflecting the revised accounting treatment discussed above.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

uBid.com Holdings, Inc.

By:	/s/ Robert H. Tomlinson, Jr.
Robert H. Tomlinson, Jr.
President and Chief Executive Officer

Date: April 21, 2006